EXHIBIT 10.20(a)

                       AMENDMENT TO FORBEARANCE AGREEMENT
                       AND PAYMENT OF INTEREST WITH STOCK
   CAN-CAL RESOURCES LTD. AND FIRST COLONY MERCHANT AND TOBIAN TRADING LIMITED

                                January 29, 2002

     This Amendment is entered into between Can-Cal Resources Ltd. (the "Borrower") and First Colony Merchant and Tobian Trading Limited (collectively the "Lender").

     Whereas, the Lender loaned Borrower $300,000 on or about November 23, 2000 under a Loan Agreement, requiring interest to be paid semiannually on May 24 and November 24 of each year; and

     Whereas, the Borrower did not pay the interest due on May 24, 2001 and as a result, the Lender and the Borrower entered into a Forbearance Agreement on August 7, 2001, under which the May 24, 2001 interest due of $24,000 was added to the principal amount of the loan, and said $24,000 was to be paid on or before November 24, 2001; and

     Whereas, as of the date of this Amendment, the Borrower has not paid either the $24,000 of interest originally due May 24, 2001 but by the Forbearance Agreement deferred to November 24, 2001, or the $24,000 of interest due November 24, 2001;

     The  Lender and the Borrower agree:

     1. The $48,000 of interest due to be paid by the Borrower to the Lender on or before November 24, 2001, is by this Amendment signed by Borrower and Lender, paid in full by the Borrower agreeing to issue 309,677 shares of restricted common stock to the Lender, determined in the same manner as section 3 b of the Forbearance Agreement: A purchase price per share of $0.155, being 50% of the lowest trading price for the Borrower's common stock as published by Yahoo! Finance Historical Quote during the period from November 23, 2000 through Friday, December 31, 2001 ($0.31 x 50% = $0.155). The Borrower shall instruct its stock transfer agent to deliver the stock certificate for the shares to the Lender, in the name of the Lender or Tobian Trading, as requested by the Lender, as soon as possible.

     2. Except as amended by section 1 above, the Forbearance Agreement, and the original Loan Agreement, remain in full force and effect.

     Signed in Las Vegas, Nevada.

     Can-Cal Resources Ltd.                     First Colony Merchant and
                                                Tobian Trading

       /s/  Barry E.  Amies                        /s/  John M.  Edwards
     --------------------------------           --------------------------------

     Barry M.  Amies, Vice President            John M.  Edwards, President
     --------------------------------           --------------------------------
     Print Name, Title and Date   Jan 29/02     Print Name, Title and Date



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